Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the undersigned agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the shares of common stock, par value $0.01 per share beneficially owned by each of them of Chuy’s Holdings, Inc.

This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned execute this Joint Filing Agreement as of the 8th day of February, 2013.

GOODE CHUY’S HOLDINGS, LLC

By:		GOODE PARTNERS CONSUMER FUND I, L.P.,
the Managing Director

By: GOODE INVESTORS I LLC,
the General Partner

	By:	/s/ David Oddi
Name: David Oddi
Title: Manager

GOODE CHUY’S DIRECT INVESTORS, LLC

By:		/s/ David Oddi
Name: David Oddi
Title: Manager

GOODE PARTNERS CONSUMER FUND I, L.P.

By:		GOODE INVESTORS I LLC,
the General Partner

	By:	/s/ David Oddi
Name: David Oddi
Title: Manager

GOODE INVESTORS I LLC,

By:		/s/ David Oddi
Name: David Oddi
Title: Manager

/s/ David Oddi
David Oddi